As filed with the Securities and Exchange Commission on August 5, 1998 Registration No. 333-____
_______________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                                SHOWPOWER, INC.
            (Exact name of registrant as specified in its charter)

                        DELAWARE                                                     95-4678707
              (State or other jurisdiction                                        (I.R.S. Employer
            of incorporation or organization)                                    Identification No.)
 18128 S. SANTA FE AVENUE, RANCHO DOMINGUEZ, CALIFORNIA                                 90221
        (Address of Principal Executive Offices)                                     (Zip Code)

                                SHOWPOWER, INC.
                     1998 STOCK OPTION AND INCENTIVE PLAN
                                     (Full title of the plans)

                                JOHN J. CAMPION
                            CHIEF EXECUTIVE OFFICER
                                SHOWPOWER, INC.
            18128 S. SANTA FE AVENUE, RANCHO DOMINGUEZ, CALIFORNIA
                    (Name and address of agent for service)

                                (310) 604-9676
         (Telephone number, including area code, of agent for service)

                                   COPY TO:
                               David C. Worrell
                                Baker & Daniels
                     300 North Meridian Street, Suite 2700
                       Indianapolis, Indiana 46204-1782
                                (317) 237-0300

                        CALCULATION OF REGISTRATION FEE

   TITLE OF SECURITIES      AMOUNT TO BE         PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
    TO BE REGISTERED       REGISTERED (1)    OFFERING PRICE PER SHARE AGGREGATE OFFERING PRICE   REGISTRATION FEE
                                                        (2)                      (2)
Common Stock,                  565,500             $13.6875 (3)            $7,740,281 (3)          $2,283.38 (3)
$0.01 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement, also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Showpower, Inc. 1998 Stock Option and Incentive Plan (the "Plan") are to be offered at not less than fair market value of one share of Common Stock of Showpower, Inc. on the date the options are granted, and shares offered pursuant to nonqualified stock options granted under the Plan are to be offered at not less than 85% of the fair market value of one share of Common Stock of Showpower, Inc. on the date the options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by The American Stock Exchange ("AMEX") on July 29, 1998.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

   The Section 10(a) prospectus for the Showpower, Inc. 1998 Stock Option and Incentive Plan is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act (Registration No. 333-50595) and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 8, 1998, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the Rule 424(b) prospectus described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 18128 S. Santa Fe Avenue, Rancho Dominguez, California 90221, (310) 604-9676.


ITEM 4.  DESCRIPTION OF SECURITIES.

   Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   Reference is hereby made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, with respect to the payment of certain amounts under certain circumstances.

   Article IX (the "Article") of the Certificate of Incorporation of Showpower, Inc. (the "Company"), provides that the Company will indemnify and advance expenses to, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans.

   The Article provides that the rights to indemnification and advancement of expenses conferred by the Article are presumed to have been relied upon by directors and officers of the Company in serving or continuing to serve the Company and are enforceable as contract rights. Said rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Article further provides that the Company may enter into contracts to provide its directors and officers with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL. In addition, the Company may create trust funds, grant security interests, obtain letters of credit or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in the Article or in any such contract.

   The Article states that any repeal or modification of the Article by the stockholders of the Company will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

   The Article further provides that the personal liability of a director of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as the same may be amended and supplemented. The Article states that, without limiting the generality of the foregoing, no director will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful distributions and redemptions of shares), or (iv) for any transaction from which the director derived an improper personal benefit.

   In addition, the Company has a directors' and officers' liability and company reimbursement policy that insures the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, subject to applicable retentions.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not Applicable.


ITEM 8.  EXHIBITS.

   The list of Exhibits is incorporated herein by reference to the Index to Exhibits.


ITEM 9.  UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

   (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on August 4, 1998.

                                    SHOWPOWER, INC.


                                    By:          /S/ JOHN J. CAMPION
                                         John J. Campion
                                         Chief Executive Officer


                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of John J. Campion and Jeffrey B. Stone, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of John J. Campion and Jeffrey B. Stone, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file same, with exhibits thereto, and other documents in connection therewith.

                 Signatures                                  Capacity                             Date
       /S/ JOHN J. CAMPION                   Chief  Executive Officer and Director    August 4, 1998
         John J. Campion                     (Principal Executive Officer)
      /S/ MICHAEL W. CRABBE                  Vice President/Chief Financial Officer   August 4, 1998
        Michael W. Crabbe                    (Principal Financial Officer and
                                             Principal Accounting Officer)
      /S/ JEFFREY B. STONE                   Chairman of the Board                    August 4, 1998
        Jeffrey B. Stone
       /S/ JOSEPH A. ADES                    Director                                 August 4, 1998
         Joseph A. Ades
     /S/ DAVID C. BERNSTEIN                  Director                                 August 4, 1998
       David C. Bernstein
     /S/ ROBERT E. MASTERSON                 Director                                 August 4, 1998
       Robert E. Masterson
     /S/ VINCENT A. CARRINO                  Director                                 August 4, 1998
       Vincent A. Carrino
       /S/ ERIC C. JACKSON                   Director                                 August 4, 1998
         Eric C. Jackson

                               INDEX TO EXHIBITS

           Exhibit                                             DESCRIPTION OF EXHIBIT
             NO.
             4.1              Certificate of Incorporation of the Registrant, as amended to date.  (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Registration
                              Statement on Form SB-2 (Registration No. 333-50595) is incorporated herein by reference.)
             4.2              By-Laws of the Registrant, as amended to date.  (The copy of this Exhibit filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2
                              (Registration 333-50595) is incorporated herein by reference.)
             4.3              1998 Stock Option and Incentive Plan.  (The copy of the Exhibit as filed as
                              Exhibit 10.1 to the Company's Registration Statement on Form SB-2
                              (Registration 333-50595) is incorporated herein by reference.)
              5               Opinion of Baker & Daniels regarding legality of the securities being registered.
            23.1              Consent of Deloitte & Touche LLP.
            23.2              Consent of Baker & Daniels (included in Exhibit 5).
             24               Powers of Attorney (included on the Signature Page of the Registration
                              Statement).